Exhibit 99.1
The Genlyte Group Incorporated
10350 Ormsby Park Place, Suite 601
Louisville, KY 40223

News Release	For Immediate Release

Contact: William G. Ferko, CFO
(502) 420-9502

GENLYTE ANNOUNCES RECORD THIRD QUARTER SALES OF $418.8 MILLION AND EARNINGS OF $1.38 PER SHARE

Louisville, KY, October 29, 2007. The Genlyte Group Incorporated (NASDAQ: GLYT) today announced record third quarter earnings per share of $1.38 compared to 2006 earnings per share of $1.32.  Net income was $40.1 million, up 5.7% from the third quarter of 2006.

Third quarter 2007 net sales of $418.8 million, a record for any quarter, were 2.1% higher than the $410.4 million reported for the same period last year.

Sales during the first nine months of 2007 increased 10.5% from $1.106 billion to $1.222 billion.  Year-to-date earnings per share were $3.87 compared to $4.26 for the first nine months of 2006.  Year-to-date net income was $112.5 million compared to $122.5 million last year.  First quarter 2006 net income included a one-time tax provision benefit of $24.7 million, or $0.86 per share, related to a change in corporate tax structuring.  In addition, the second quarter of 2006 included $7.2 million ($4.4 million after-tax) or $0.15 per share impact from foreign currency exchange gain related to return of capital from Canada.  After excluding the combined $1.01 impact of these two items from the 2006 year-to-date earnings per share of $4.26, the first nine months 2007 earnings per share increased 19.1%

Chairman, President and CEO Larry Powers said, “Once again, we are pleased to report that sales and net income for the third quarter were the highest for any third quarter in the company’s history.  This was a big challenge to exceed third quarter of last year when sales grew 26% and net income grew 74%.  Nevertheless, we rose to the challenge and delivered another record quarter.  Recent price increases and our focus on higher margin product lines helped us achieve higher gross profit margins, as well as higher net sales for the third quarter.

“The nonresidential markets including educational, offices, healthcare, hotels and restaurants are experiencing moderate growth.  The overall cost of building materials and the recent tightening of credit seem to be dampening some of the momentum.   Residential construction markets remain weak, although the rate of the slowdown seems to be flattening.  We are seeing some softness in the stock and flow goods markets in geographic areas where residential construction had previously slowed.  We continue to see strength in sales for major projects, including institutional and healthcare construction, as well as the theatrical and entertainment businesses.

“Orders and sales activity accelerated during the quarter, from the month of July when sales were down slightly, through the month of September when orders increased to $162.7 million and sales increased to $165.5 million, or 5.5% over last year.  The order backlog at September month-end increased 4.5% over September 2006 to $150.2 million.

“We are encouraged by the success of our new product development strategies which help to improve our margins.  We had a tremendously positive reaction at our LIGHTFAIR event during May and we are gaining new sales momentum as a result of our new specification products.”

Vice President and Chief Financial Officer Bill Ferko stated, “During the quarter, cash flow from operations of $64.5 million, less plant and equipment investments of $8.3 million, provided $56.2 million compared to the same quarter last year when cash flow from operations of $46.8 million, less plant and equipment investments of $6.5 million, generated $40.3 million.

“Third quarter 2007 operating profit was negatively impacted by foreign currency transaction losses totaling $2.8 million during the quarter related to the translation of U.S. dollar denominated working capital and investments held by Genlyte’s Canadian divisions.  On the other hand, the company recognized a net foreign currency translation gain of $11.2 million during the quarter and $23.8 million year-to-date on its investment in foreign operations, which is reflected as an increase in accumulated other comprehensive income.  Other comprehensive income is reflected in stockholders’ equity in the balance sheet and is not reflected in results of operations in the statement of income.

“Working capital increased during the third quarter by $24.7 million to $254.8 million.  The combination of accounts receivable and inventory less accounts payable is 17.7% of annualized sales compared to 18.4% of annualized sales at September of last year.

“We closed the third quarter of 2007 with a cash and short-term investment balance of $82.4 million and total debt of $128.4 million, or a net-debt position of $46.0 million compared to a net-debt balance of $154.5 million last September.

“Net interest expense of $1.6 million during the quarter is lower than the third quarter of last year despite using cash to fund $24.3 million for acquisitions (net of cash received) and stock repurchases of $26.7 million during the nine months ended September 29, 2007.”

As mentioned above, the company repurchased $26.7 million, or 353,916 shares, in treasury stock during the third quarter.   As approved by Genlyte’s Board of Directors on August 27, 2007, 1,077,263 shares may yet be repurchased under the stock repurchase plan.

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the company has presented a table of adjusted operating results, which includes non-GAAP financial information.   This non-GAAP financial information is provided to enhance the user’s overall understanding of the company’s current financial performance and prospects for the future.  Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items of operating results that were unusual and not indicative of the company’s core operating results.  Management considers working capital (current assets minus current liabilities) an important measure of short-term liquidity and uses it to measure the investment in the business.  In addition, management believes cash flow from operating activities less plant and equipment investments is an important measure that gives a more accurate picture of the company’s cash generation.  This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP.  The non-GAAP financial information included in this news release has been reconciled to the nearest GAAP measure.

Live audio of Genlyte’s conference call with securities analysts, scheduled for 11 a.m. EDT on October 29, can be accessed from the investor relations section of Genlyte’s website (http://www.genlyte.com) or from http://www.visualwebcaster.com/event.asp?id=43532.  An audio replay of the call will be available for 90 days.

The Genlyte Group Incorporated (Nasdaq: GLYT) is a leading manufacturer of lighting fixtures, controls, and related products for the commercial, industrial and residential markets. Genlyte sells lighting and lighting accessory products under the major brand names of Alkco, Allscape, Ardee, Canlyte, Capri/Omega, Carsonite, Chloride Systems, Crescent, D’ac, Day-Brite, Gardco, Guth, Hadco, Hanover Lantern, High-Lites, Hoffmeister, Lam, Ledalite, Lightolier, Lightolier Controls, Lumec, Morlite, Nessen, Quality, Shakespeare Composite Structures, Specialty, Stonco, Strand, Thomas Lighting, Thomas Lighting Canada, Vari-Lite, Vista, and Wide-Lite.

Certain statements in this news release, including without limitation expectations as to future sales and operating results, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Words such as “expects,” “anticipates,” “believes,” “plans,” “intends,” “estimates,” “projects,” “forecasts,” “outlook,” and similar expressions are intended to identify such forward-looking statements.  The statements involve known and unknown risks, uncertainties, and other factors which may cause the company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: the highly competitive nature of the lighting business; the overall strength or weakness of the economy, construction activity, and the commercial, residential, and industrial lighting markets; the ability to maintain or increase prices; customer acceptance of new product offerings; ability to sell to targeted markets; the performance of our specialty and niche businesses; availability and cost of input materials; work interruption by union employees; increases in energy and freight costs; workers’ compensation, casualty and group health insurance costs; increases in interest costs arising from an increase in rates; the operating results of recent acquisitions; future acquisitions; foreign currency exchange rates; changes in tax rates or laws, and changes in accounting standards. We will not undertake and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For additional information about Genlyte please refer to the company’s web site at: http://www.genlyte.com.

The table below presents a comparison of condensed consolidated statements of income (unaudited and preliminary) for the three months and nine months ended September 29, 2007 and September 30, 2006, as well as adjusted net income and the impact of the adjustments on earnings per share for the foreign currency exchange gain and the one-time tax provision benefit.

	For the three months ended
	September 29, 2007	September 30, 2006	% Change

Net Sales	$418,834	$410,381	2.1%

Operating Profit	$65,409	$61,715	6.0%

Net Income	$40,134	$37,980	5.7%

E.P.S. (1)	$1.38	$1.32	4.5%

Average Shares Outstanding (1)	$29,026	$28,878	0.5%

	For the nine months ended
	September 29, 2007	September 30, 2006	% Change

Net Sales	$1,222,112	$1,105,649	10.5%

Operating Profit	$183,605	$156,545	17.3%

Net Income	$112,453	$122,484	-8.2%

E.P.S. (1)	$3.87	$4.26	-9.2%

Average Shares Outstanding (1)	$29,040	$28,761	1.0%

Foreign Currency Exchange Gain (After Tax) (2)	$-	$(4,447)

Tax Provision Benefit (2)	$-	$(24,715)

Adjusted Net Income	$112,453	$93,322	20.5%

Impact of adjustments on E.P.S.	$-	$1.01

(1) Fully diluted
(2) The adjustments above are provided to present 2007 results on a more comparable basis with 2006.

The foregoing unaudited figures have been approved by the management of The Genlyte Group Incorporated for official release on the date indicated.

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 29, 2007 AND SEPTEMBER 30, 2006
(Amounts in thousands, except earnings per share data)
(Unaudited and Preliminary)

	Three Months Ended		Nine Months Ended
	September 29 and September 30		September 29 and September 30
	2007	2006	2007	2006
Net sales	$418,834	$410,381	$1,222,112	$1,105,649
Cost of sales	246,323	244,419	726,072	669,472
Gross profit	172,511	165,962	496,040	436,177
Selling and administrative expenses	106,391	102,355	310,671	275,962
Amortization of intangible assets	711	1,892	1,764	3,670
Operating profit	65,409	61,715	183,605	156,545
Interest expense, net	1,568	2,746	4,951	5,554
Foreign currency exchange gain on investment	-	-	-	(7,184)
Income before income taxes	63,841	58,969	178,654	158,175
Income tax provision	23,707	20,989	66,201	35,691
Net income	$40,134	$37,980	$112,453	$122,484

Earnings per share:
Basic	$1.41	$1.35	$3.95	$4.36
Diluted	$1.38	$1.32	$3.87	$4.26

Weighted average number of shares outstanding:
Basic	28,492	28,190	28,457	28,090
Diluted	29,026	28,878	29,040	28,761

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 29, 2007 AND DECEMBER 31, 2006
(Amounts in thousands)
(Unaudited and Preliminary)

	September 29,	December 31,
	2007	2006
Assets:
Current Assets:
Cash and cash equivalents	$72,360	$76,690
Short-term investments	10,000	-
Accounts receivable, less allowances for doubtful accounts of
$6,556 and $7,019 as of September 29, 2007 and December 31, 2006	255,211	202,116
Inventories	177,008	194,773
Deferred income taxes and other current assets	44,202	39,467
Total current assets	558,781	513,046
Property, plant and equipment, at cost	520,220	478,610
Less: accumulated depreciation and amortization	331,643	299,094
Net property, plant and equipment	188,577	179,516
Goodwill	372,354	345,203
Other intangible assets, net of accumulated amortization	148,553	144,927
Other assets	3,456	3,493
Total Assets	$1,271,721	$1,186,185

Liabilities & Stockholders' Equity:
Current Liabilities:
Short-term debt	$65,570	$86,366
Current maturities of long-term debt	721	257
Accounts payable	135,233	136,146
Accrued expenses	102,449	118,528
Total current liabilities	303,973	341,297
Long-term debt	62,151	61,313
Deferred income taxes	41,776	38,935
Accrued pension and other long-term liabilities	36,834	38,872
Total liabilities	444,734	480,417
Stockholders' Equity:
Common stock	283	284
Additional paid-in capital	66,565	80,220
Retained earnings	723,806	611,998
Accumulated other comprehensive income	36,333	13,266
Total stockholders' equity	826,987	705,768
Total Liabilities & Stockholders' Equity	$1,271,721	$1,186,185

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2007 AND SEPTEMBER 30, 2006
(Amounts in thousands)
(Unaudited and Preliminary)

	2007	2006
Cash Flows From Operating Activities:
Net income	$112,453	$122,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,308	24,810
Net loss from disposals of property, plant and equipment	266	184
Benefit for deferred income taxes	(4,332)	(21,385)
Stock-based compensation expense	1,737	644
Foreign currency exchange gain on investment	-	(7,184)
Minority interest	-	(1,060)
Changes in assets and liabilities, net of effect of acquisitions:
(Increase) decrease in:
Accounts receivable	(45,752)	(37,237)
Inventories	14,373	(9,985)
Deferred income taxes and other current assets	2,764	(6,025)
Intangible and other assets	464	13,198
Increase (decrease) in:
Accounts payable	(4,493)	(1,511)
Accrued expenses	(22,194)	(3,476)
Deferred income taxes, long-term	6,629	(12,660)
Accrued pension and other long-term liabilities	(3,130)	(6,724)
All other, net	-	(318)
Net cash provided by operating activities	83,093	53,755
Cash Flows From Investing Activities:
Acquisitions of businesses, net of cash received	(21,964)	(131,815)
Purchases of property, plant and equipment	(26,024)	(17,708)
Proceeds from sales of property, plant and equipment	77	115
Purchases of short-term investments	(10,000)	-
Proceeds from sales of short-term investments	-	17,860
Net cash used in investing activities	(57,911)	(131,548)
Cash Flows From Financing Activities:
Proceeds from short-term debt	13,400	25,265
Repayments of short-term debt	(34,196)	(6,109)
Proceeds from long-term debt	69,758	140,726
Repayments of long-term debt	(70,205)	(138,707)
Purchases of treasury stock	(26,714)	-
Net increase in disbursements outstanding	359	4,720
Exercise of stock options	6,707	4,549
Excess tax benefits from exercise of stock options	4,614	4,147
Net cash (used in) provided by financing activities	(36,277)	34,591
Effect of exchange rate changes on cash and cash equivalents	6,765	1,661
Net decrease in cash and cash equivalents	(4,330)	(41,541)
Cash and cash equivalents at beginning of period	76,690	78,042
Cash and cash equivalents at end of period	$72,360	$36,501

THE GENLYTE GROUP INCORPORATED
SELECTED SEGMENT DATA
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 29, 2007 AND SEPTEMBER 30, 2006
(Amounts in thousands)
(Unaudited and Preliminary)

	Three Months Ended		Nine Months Ended
	September 29 and September 30		September 29 and September 30
	2007	2006	2007	2006
Net sales:
Commercial segment	$321,615	$309,586	$918,161	$810,875
Residential segment	47,251	53,423	148,214	157,917
Industrial & other segment	49,968	47,372	155,737	136,857

Total net sales	$418,834	$410,381	$1,222,112	$1,105,649

Operating profit:
Commercial segment	$49,834	$44,996	$137,209	$110,825
Residential segment	7,987	9,600	23,844	28,070
Industrial & other segment	7,588	7,119	22,552	17,650

Total operating profit	$65,409	$61,715	$183,605	$156,545